As filed with the Securities and Exchange Commission on December 31, 2002
Registration No. 333-101607

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allied Waste Industries, Inc.

Allied Waste North America, Inc.
AWNA Trust
Subsidiary Guarantors Listed On
Schedules A Through LL Hereto
(Exact names of registrants as specified in their charters)

Allied Waste Industries, Inc.	Allied Waste North America, Inc.	AWNA Trust
Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
88-0228636	86-0843596	27-6008741
(I.R.S. Employee Identification No.)	(I.R.S. Employee Identification No.)	(I.R.S. Employee Identification No.)

4953

(Primary Standard Industrial Classification
Code Number)

15880 North Greenway-Hayden Loop, Suite 100

Scottsdale, Arizona 85260
(480) 627-2700
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Steven M. Helm, Esq.

Vice President, Legal
Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(480) 627-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory A. Ezring, Esq.
Latham & Watkins
885 Third Avenue
Suite 1000
New York, New York 10022
(212) 906-1200

     Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement, as determined by Allied Waste Industries, Inc.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

SUBSIDIARY GUARANTORS

Action Disposal, Inc.

Adrian Landfill, Inc.
ADS of Illinois, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Alaska Street Associates, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste of California, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste Rural Sanitation, Inc.
Allied Waste Systems (Texas) Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Apache Junction Landfill Corporation
Atlantic Waste Holding Company, Inc.
Automated Modular Systems, Inc.
Belleville Landfill, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Bio-Med of Oregon, Inc.
Borrego Landfill, Inc.
Brickyard Disposal & Recycling, Inc.
Browning-Ferris Industries, Inc. (MA corp.)
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Bunting Trash Service, Inc.
Capitol Recycling and Disposal, Inc.
CC Landfill, Inc.
CCAI, Inc.
C.C. Boyce & Sons, Inc.
CDF Consolidated Corporation
Celina Landfill, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champion Recycling, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.

Chestnut Equipment Leasing Corp.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Cocopah Landfill, Inc.
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Landfill, Inc.
D & D Garage Services, Inc.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock Co.
Delta Recycling Corp.
Delta Resources Corp.
Delta Site Development Corp.
Delta Tall Pines Corp.
Delta Transfer Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
Dinverno, Inc.
Dowling Industries, Inc.
DTC Management, Inc.
Eagle Industries Leasing, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Holdings, Inc.
Elder Creek Transfer & Recovery, Inc.
Environmental Development Corp. (DE)
Environmental Reclamation Company
Environtech, Inc.
Evergreen Scavenger Service, Inc.
Forward, Inc.
F.P. McNamara Rubbish Removal, Inc.
Fred Barbara Trucking Co., Inc.
G. Van Dyken Disposal Inc.
Garofalo Brothers, Inc.
Garofalo Recycling and Transfer Station Co., Inc.
GEK, Inc.
General Refuse Rolloff Corp.
Georgia Recycling Services, Inc.
Giordano Recycling Corp.
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Gulfcoast Waste Service, Inc.
Harland’s Sanitary Landfill, Inc.
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Illinois Valley Recycling, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.

International Disposal Corp. of California
Jetter Disposal, Inc.
Joe Di Rese & Sons, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
La Canada Disposal Company, Inc.
Lake Norman Landfill, Inc.
Lathrop Sunrise Sanitation Corporation
LandComp Corporation
Lee County Landfill, Inc.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Mamaroneck Truck Repair, Inc.
Manumit of Florida, Inc.
McInnis Waste Systems, Inc.
Medical Disposal Services, Inc.
Mesa Disposal, Inc.
Mississippi Waste Paper Company
MJS Associates, Inc.
Mountain Home Disposal, Inc.
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
Newco Waste Systems of New Jersey, Inc.
New Morgan Landfill Company, Inc.
Noble Road Landfill, Inc.
Northwest Waste Industries, Inc.
Oakland Heights Development, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Palomar Transfer Station, Inc.
Paper Fibers, Inc.
Paper Recycling Systems, Inc.
Peltier Real Estate Company
Pittsburg County Landfill, Inc.
Portable Storage, Inc.
Preble County Landfill, Inc.
Price & Sons Recycling Company
Prime Carting, Inc.
R. 18, Inc.
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
RCS, Inc.
Rabanco Connections International, Inc.
Rabanco Intermodal/ B.C., Inc.
Rabanco, Ltd.
Rabanco Recycling, Inc.
Rabanco Regional Landfill Company
Ramona Landfill, Inc.
Recycling Associates Inc.
Resource Recovery, Inc.
Ross Bros. Waste & Recycling Co.

Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
S & L, Inc.
Saline County Landfill, Inc.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
San Marcos NCRRF, Inc.
Sauk Trail Development, Inc.
Seattle Disposal Company, Inc.
Selas Enterprises Ltd.
Shred-All Recycling Systems, Inc.
Source Recycling, Inc.
Southwest Regional Landfill, Inc.
SSWI, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Star Services Group, Inc.
Streator Area Landfill, Inc.
Suburban Carting Corp.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal, Inc.
Sunset Disposal Service, Inc.
Sycamore Landfill, Inc.
Tate’s Transfer Systems, Inc.
Tom Luciano’s Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Trottown Transfer, Inc.
United Disposal Service, Inc.
United Waste Control Corp.
Upper Rock Island County Landfill, Inc.
USA Waste of Illinois, Inc.
Valley Landfills, Inc.
Vining Disposal Service, Inc.
Waste Associates, Inc.
Waste Control Systems, Inc.
Wayne County Landfill IL, Inc.
WDTR, Inc.
Williamette Resources, Inc.
Williams County Landfill, Inc.
WJR Environmental, Inc.

SCHEDULE B

SUBSIDIARY GUARANTORS

AAWI, Inc.

ADS, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviro Engineering, Inc. (TX corp.)
Allied Enviroengineering, Inc.
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste of Long Island, Inc.
Allied Waste Services, Inc. (TX corp.)
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
American Disposal Services, Inc.
American Disposal Services of Missouri, Inc.
Area Disposal Inc.
Attwoods of North America, Inc.
Autoshred, Inc.
AWIN Management, Inc.
BFI Atlantic, Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI International, Inc.
BFI Ref-Fuel, Inc.
BFI TransRiver (GP), Inc.
BFI Waste Systems of North America, Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris, Inc.
Browning-Ferris Industries, Inc. (DE corp.)
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Services, Inc.
CECOS International, Inc.
City Garbage, Inc.
Containerized, Inc. of Texas
County Disposal, Inc.
Denver RL North, Inc.
EOS Environmental, Inc.
Hollister Landfill, Inc.

Kankeekee RDF Landfill, Inc.
Liberty Waste Holdings, Inc.
Macomb Landfill, Inc.
Omaha Hauling Company, Inc.
Organized Sanitary Collectors and Recyclers, Inc.
Oscar’s Collection Systems of Fremont, Inc.
Pinal County Landfill Corp.
PSI Waste Systems, Inc.
Risk Services, Inc.
S & S Recycling, Inc.
Southwest Waste, Inc.
Super Services Waste Management, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union County Landfill, Inc.
The Ecology Group, Inc.
Tricil (N.Y.), Inc.
Wastehaul, Inc.
Waste Services of New York, Inc.
Woodlake Sanitary Service, Inc.

SCHEDULE C

SUBSIDIARY GUARANTORS

Allied Waste Systems Holdings, Inc.

SCHEDULE D

SUBSIDIARY GUARANTORS

Sand Valley Holdings, L.L.C.

SCHEDULE E

SUBSIDIARY GUARANTORS

Allied Nova Scotia, Inc.

SCHEDULE F

SUBSIDIARY GUARANTORS

AWIN Leasing Company, Inc.

SCHEDULE G

SUBSIDIARY GUARANTORS

Allied Transfer Systems of New Jersey, LLC

Allied Waste of New Jersey — New York, LLC
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems of New Jersey, LLC
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
BFI Waste Services of Massachusetts, LLC
BFI Waste Services of Tennessee, LLC
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of DC, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Virginia, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of Mississippi, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of South Carolina, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia, LLC
Bridgeton Landfill, LLC
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Butler County Landfill, LLC
Chilton Landfill, LLC
Courtney Ridge Landfill, LLC
ECDC Logistics, LLC
Ellis Scott Landfill MO, LLC
Flint Hill Road, LLC
Forest View Landfill, LLC
Gateway Landfill, LLC
Great Plains Landfill OK, LLC
Greenridge Waste Services, LLC
Greenridge Reclamation, LLC
Jackson County Landfill, LLC
Jefferson City Landfill, LLC
Lee County Landfill SC, LLC
Lemons Landfill, LLC
Metro Enviro Transfer, LLC
New York Waste Services, LLC
Northeast Landfill, LLC
Pinecrest Landfill OK, LLC
Polk County Landfill, LLC
Show-Me Landfill, LLC
Southeast Landfill, LLC
Willow Ridge Landfill, LLC

SCHEDULE H

SUBSIDIARY GUARANTORS

Consolidated Processing, Inc.

SCHEDULE I

SUBSIDIARY GUARANTORS

Abilene Landfill TX, LP

BFI Waste Services of Indiana, LP
BFI Waste Services of Texas, LP
BFI Waste Systems of Indiana, LP
BFI Waste Systems of Texas, LP
BFI Transfer Systems of Texas, LP
Brenham Total Roll-Offs, LP
Camelot Landfill TX, LP
Crow Landfill TX, L.P.
Ellis County Landfill TX, L.P.
Fort Worth Landfill TX, LP
Frontier Waste Services, L.P.
Galveston County Landfill TX, LP
Golden Triangle Landfill TX, LP
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Houston Towers TX, LP
Itasca Landfill TX, LP
Kerrville Landfill TX, LP
Lewisville Landfill TX, LP
Mars Road TX, LP
McCarty Road Landfill TX, LP
Mesquite Landfill TX, LP
Mexia Landfill TX, LP
Panama Road Landfill, TX, L.P.
Pinehill Landfill TX, LP
Pleasant Oaks Landfill TX, LP
Rio Grande Valley Landfill TX, LP
Royal Oaks Landfill TX, LP
Southwest Landfill TX, LP
Turkey Creek Landfill TX, LP
Victoria Landfill TX, LP
Whispering Pines Landfill TX, LP

SCHEDULE J

SUBSIDIARY GUARANTORS

Local Sanitation of Rowan County, L.L.C.

SCHEDULE K

SUBSIDIARY GUARANTORS

BFI Energy Systems of Boston, Inc.

BFI Energy Systems of Plymouth, Inc.
BFI Trans River (LP), Inc.
Browning-Ferris Industries Asia Pacific, Inc.

SCHEDULE L

SUBSIDIARY GUARANTORS

County Line Landfill Partnership

Illiana Disposal Partnership
Key Waste Indiana Partnership
Lake County C&D Development Partnership
Newton County Landfill Partnership
Springfield Environmental General Partnership

SCHEDULE M

SUBSIDIARY GUARANTORS

Allied Gas Recovery Systems, L.L.C.

Allied Services, LLC
AWIN Leasing II, LLC
BFI Waste Services, LLC
BFI Waste Services of Pennsylvania, LLC

SCHEDULE N

SUBSIDIARY GUARANTORS

D & L Disposal, L.L.C.

Envotech-Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.

SCHEDULE O

SUBSIDIARY GUARANTORS

Total Roll-Offs, L.L.C.

SCHEDULE P

SUBSIDIARY GUARANTORS

Evergreen Scavenger Service, L.L.C.

Liberty Waste Services of Illinois, L.L.C.
Packerton Land Company, L.L.C.

SCHEDULE Q

SUBSIDIARY GUARANTORS

Liberty Waste Services Limited, L.L.C.

SCHEDULE R

SUBSIDIARY GUARANTORS

Paper Fibres Company

SCHEDULE S

SUBSIDIARY GUARANTORS

BFI Services Group, Inc.

SCHEDULE T

SUBSIDIARY GUARANTORS

ECDC Environmental, L.C.

SCHEDULE U

SUBSIDIARY GUARANTORS

Oklahoma City Landfill, LLC

SCHEDULE V

SUBSIDIARY GUARANTORS

Rabanco Companies

SCHEDULE W

SUBSIDIARY GUARANTORS

U.S. Disposal II

SCHEDULE X

SUBSIDIARY GUARANTORS

Recycle Seattle II

SCHEDULE Y

SUBSIDIARY GUARANTORS

Regional Disposal Company

SCHEDULE Z

SUBSIDIARY GUARANTORS

Browning-Ferris Industries Europe, Inc.

SCHEDULE AA

SUBSIDIARY GUARANTORS

VHG, Inc.

SCHEDULE BB

SUBSIDIARY GUARANTORS

Warner Hill Development Company

SCHEDULE CC

SUBSIDIARY GUARANTORS

Allied Waste Holdings (Canada) Ltd.

SCHEDULE DD

SUBSIDIARY GUARANTORS

Blue Ridge Landfill General Partnership

Green Valley Landfill General Partnership
Moorhead Landfill General Partnership

SCHEDULE EE

SUBSIDIARY GUARANTORS

Frontier Waste Services (Utah), LLC

Frontier Waste Services (Colorado), LLC
Frontier Waste Services of Louisiana, L.L.C.

SCHEDULE FF

SUBSIDIARY GUARANTORS

BFI Waste Systems of Arkansas, LLC

BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Pennsylvania, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of Pennsylvania, LLC
General Refuse Service of Ohio, LLC
Webster Parish Landfill, L.L.C.

SCHEDULE GG

SUBSIDIARY GUARANTORS

Jones Road Landfill and Recycling, Ltd.

SCHEDULE HH

SUBSIDIARY GUARANTORS

E Leasing Company, LLC

SCHEDULE II

SUBSIDIARY GUARANTORS

H Leasing Company, LLC

SCHEDULE JJ

SUBSIDIARY GUARANTORS

N Leasing Company, LLC

SCHEDULE KK

SUBSIDIARY GUARANTORS

S Leasing Company, LLC

SCHEDULE LL

SUBSIDIARY GUARANTORS

BFI Energy Systems of Southeastern Connecticut, L.P.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 31, 2002.

PROSPECTUS
ALLIED WASTE INDUSTRIES, INC.
ALLIED WASTE NORTH AMERICA, INC.
AWNA TRUST
$2,000,000,000
Debt Securities, Preferred Stock, Common Stock,
Debt and Equity Warrants, Depositary Shares, Stock Purchase Contracts,
Stock Purchase Units and Trust Preferred Securities

        We may from time to time offer up to $2,000,000,000 in aggregate initial offering price of:

•	Debt Securities;
•	Shares of Preferred Stock;
•	Shares of Common Stock;
•	Debt and Equity Warrants;
•	Depositary Shares;
•	Stock Purchase Contracts;
•	Stock Purchase Units; and
•	Trust Preferred Securities.

      In connection with the debt securities, Allied Waste Industries, Inc., our parent, and all of our subsidiaries that guarantee our credit facility may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities. Also, so long as any of our indebtedness other than our credit facility is secured, the debt securities may be equally and ratably secured with such other indebtedness and our credit facility by the stock and assets of some of our subsidiaries.

      Some of our shareholders may sell a number of shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to sales by selling shareholders, we will identify each selling shareholder and the number of shares of our common stock that each selling shareholder will be selling.

      Our common stock is traded on the New York Stock Exchange under the symbol “AW.” We will make applications to list any shares of common stock sold under this prospectus and any prospectus supplement on the NYSE. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

      When we offer securities, we will provide specific terms of such securities in supplements to this prospectus. The securities offered by this prospectus may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

       Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

       Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2002.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus or any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or any accompanying supplement or make a sale pursuant to this prospectus or any accompanying supplement, we are not implying that the information is current as of the date of the delivery or sale.

      In this prospectus:

•	“Allied” or “we,” “us” or “our” refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA;

•	“Allied NA” refers to Allied Waste North America, Inc. and its direct and indirect subsidiaries; and

•	“AWNA Trust” refers AWNA Trust, a subsidiary of Allied.

      AWNA Trust was formed for the purpose of issuing trust preferred securities. AWNA Trust was created under the Delaware Statutory Trust Act and will be governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of AWNA Trust and Allied. The declaration will be qualified under the Trust Indenture Act of 1939, as amended.

      When AWNA Trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of AWNA Trust. Allied will acquire all of the issued and outstanding trust common securities of AWNA Trust, representing an undivided beneficial interest in the assets of AWNA Trust of at least 3%.

      AWNA Trust exists primarily for the purposes of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in Allied NA’s debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Allied NA’s debt securities.

      The number of trustees of AWNA Trust will initially be three. One of the trustees will be an individual who is an officer or employee of Allied. The second trustee will be U.S. Bank National Association, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee will be U.S. Bank Trust National Association, which has its principal place of business in the State of Delaware.

      U.S. Bank National Association, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939, as amended.

      Unless otherwise provided in the applicable prospectus supplement, because Allied will own all of the trust common securities of AWNA Trust, Allied will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The terms of AWNA Trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

      The rights of the holders of the trust preferred securities of AWNA Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of AWNA Trust, will be contained in and governed by the declaration of AWNA Trust (as it may be amended and restated from time to time), the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

      The address of the principal office of AWNA Trust is c/o Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260 and the telephone number is (480) 627-2700.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. In addition, some of our shareholders may sell shares of our common stock under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling shareholders may offer. Each time we or any selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

      We have not included separate financial statements of AWNA Trust in this prospectus. We do not consider such financial statements material to holders of the trust preferred securities because:

•	the trust is a newly created special purpose entity;

•	the trust has no operating history or independent operations; and

•	the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Allied NA’s debt securities and engaging in related activities.

      Furthermore, the combination of Allied NA’s obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that AWNA Trust will file reports with the Commission under the Securities Exchange Act of 1934.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement and related exhibits with the Commission under the Securities Act (Reg. No. 101607). The registration statement contains additional information about us, the debt securities, the preferred stock, our common stock, the debt and equity warrants, the depositary shares, stock purchase contracts, stock purchase units and trust preferred securities. We also file annual, quarterly and special reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder, which we refer to collectively as the “Exchange Act.” You may read and copy any document we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov.

      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed or terminated.

      (a) Allied’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 22, 2002;

      (b) Allied’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed May 15, 2002;

      (c) Allied’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed August 14, 2002;

      (d) Allied’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed November 8, 2002;

      (e) Allied’s Current Report on Form 8-K, filed June 20, 2002;

      (f) Allied’s Current Report on Form 8-K, filed August 19, 2002;

      (g) Allied’s Proxy Statement related to the annual meeting held on May 29, 2002, filed April 16, 2002; and

      (h) Allied’s Preliminary Proxy Statement, filed December 3, 2002.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(480) 627-2700

      You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com; however, the information found on our website is not considered part of this prospectus.

      You should rely only on the information provided in this prospectus and any supplement or incorporated by reference. We have not authorized anyone else to provide you with different information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Commission. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under the heading “Risk Factors,” and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

v

THE COMPANY

Overview

      We are the second largest, non-hazardous solid waste management company in the United States, and operate as a vertically integrated company that provides collection, transfer, recycling and disposal services for residential, commercial and industrial customers. We serve approximately 10 million customers in 39 states through a network of 343 collection companies, 174 transfer stations, 168 active landfills and 65 recycling facilities. We had revenues of approximately $5.6 billion and $4.1 billion for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively.

Business Strategy

      The major components of our business strategy consist of:

•	operating vertically integrated non-hazardous solid waste service businesses with a high rate of waste internalization, defined as transferring and disposing of waste we collect at our own landfills;

•	managing these businesses locally with a strong operations focus on customer service;

•	maintaining or improving our market position through internal development and incremental acquisitions; and

•	maintaining the financial capacity, management capabilities and administrative systems and controls to support on-going operations and future growth.

Industry Trends

      Based on industry data, we estimate that annual revenues of the non-hazardous solid waste industry in the United States are approximately $40.0 billion. Although the non-hazardous solid waste industry has traditionally been very fragmented, particularly in the collection segment of the business, the industry has undergone significant consolidation due to rising costs, regulatory complexities and increased capital requirements. We believe this cycle of industry consolidation has been substantially completed. We believe that the industry is displaying a greater focus on maximization of cash flow and internal growth through initiatives that increase returns on investments. We believe that large integrated public companies that have the requisite management expertise and ready access to capital are best positioned to achieve these goals.

      Generally, revenue growth within the industry has been a function of overall economic and population growth and changing demographics. Industry growth has also been impacted by changes in state and federal regulations, supply of and demand for disposal capacity and consumer awareness of environmental matters. While the companies within the industry provide essential services, their revenue growth has been, and will continue to be impacted by changes in general economic and industry specific trends.

Recent Developments

      On November 15, 2002 and November 26, 2002, Allied NA issued $300 million and $75 million, respectively, in aggregate principal amount of its 9 1/4% Senior Notes due 2012, or collectively the November 2002 senior notes, in a private placement under Rule 144A and Regulation S of the Securities Act. We used the net proceeds from the sale of the November 2002 senior notes to ratably repay portions of tranches A, B and C of the term loans under our credit facility.

RISK FACTORS

      You should carefully consider the following risks and all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.

Our substantial indebtedness could restrict our operations, make us more vulnerable to adverse economic conditions and make it more difficult for us to make payments on our debt.

      We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. As of September 30, 2002, we had approximately $9.0 billion of consolidated indebtedness. Of the total amount of indebtedness incurred by us, approximately $2.0 billion was senior subordinated debt. Earnings were sufficient to cover fixed charges for the year ended December 31, 2001 by $224.3 million, and earnings were sufficient to cover fixed charges for the nine months ended September 30, 2002 by $272.5 million.

      Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our debt;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	increase our vulnerability to economic downturns in the industry in which we operate;

•	increase our vulnerability to interest rate increases to the extent any of our variable rate debt is not hedged;

•	place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

•	limit our flexibility in planning for, or reacting to changes in our business and the industry in which we operate;

•	limit, among other things, our ability to borrow additional funds or obtain other financing; and

•	subject us to a greater risk of noncompliance with financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. As of September 30, 2002, our indentures permit us to incur substantial additional indebtedness under the consolidated EBITDA coverage ratio test. As of September 30, 2002, we had no cash draws outstanding under our $1.3 billion revolving credit facility. As of such date, we had $686 million in letters of credit drawn on the revolving credit facility that support financial assurance purposes, leaving $605 million of availability.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

      Our ability to make payments on our indebtedness will depend on our ability to generate cash flow in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our liquidity needs for the foreseeable future.

      We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility, on commercially reasonable terms or at all.

We may not be able to finance future needs or adapt our business plan to changes because of restrictions placed on us by our credit facility, the indentures and the instruments governing our other indebtedness.

      Our credit facility, the indentures and certain of the agreements governing our other indebtedness contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless certain financial tests or other criteria are satisfied. We must also comply with certain specified financial ratios and tests. In some cases, our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us. In addition, our credit facility, the indentures and these other agreements contain additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures, which could affect our ability to operate our business. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.

      If we do not comply with these or other covenants and restrictions contained in our credit facility or the agreements governing our other indebtedness, we could be in default under those agreements, and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under our credit facility, the lenders could cause all of our outstanding debt obligations under our credit facility to become due and payable, require us to apply all of our cash to repay such indebtedness or prevent us from making debt service payments on any other indebtedness we owe. If we are unable to repay any borrowings when due, the lenders under our credit facility could proceed against their collateral, which includes most of the assets we own, including the stock and assets of our subsidiaries. In addition, any default under our credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions. If the indebtedness under our credit facility, the $2.0 billion of senior subordinated notes, the $850 million of BFI debt which we assumed in connection with our acquisition of BFI, the $1.7 billion of senior notes issued in December 1998, the $600 million of senior notes issued in January 2001, the $750 million of senior notes issued in November 2001 or the $375 million of senior notes issued in November 2002 is accelerated, we may not have sufficient assets to repay amounts due under our credit facility, the 1999 senior subordinated notes, the assumed BFI debt, the 1998 senior notes, the January 2001 senior notes, the November 2001 senior notes, the November 2002 senior notes or under other debt securities then outstanding. Our ability to comply with these provisions of our credit facility, the indentures and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control.

We compete with large companies and municipalities that may have greater financial and operational resources. We also compete with the use of alternatives to landfill disposal in part because of state requirements to reduce landfill disposal and we cannot assure you that we will continue to operate our landfills at currently estimated volumes.

      The non-hazardous waste collection and disposal industry is highly competitive. We compete with large companies and municipalities which may have greater financial and operations resources. We also compete with the use of alternatives to landfill disposal because of state requirements to reduce landfill disposal and we cannot ensure that our landfills will continue to operate at full capacity. The non-hazardous waste collection and disposal industry is led by three large national waste management companies: Allied, Waste Management, Inc., and Republic Services, Inc. It also includes numerous regional and local companies. Many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

      We encounter competition due to the use of alternatives to landfill disposal, such as recycling and incineration. Further, most of the states or municipalities in which we operate landfills have adopted comprehensive solid waste master plans that specify waste management planning programs. Periodically, agencies update and modify these solid waste master plans based upon local needs. We cannot assure you that such plans will not have a negative effect on the prices we charge for landfill disposal services and/or the volume of waste going to landfills in certain areas. We also encounter competition in our acquisition of landfills and collection operations. This competition is due to our competitors’ interest in acquiring solid waste assets.

We may have potential difficulties in obtaining suitable landfills, collection operations, transfer stations and permits and/or expanding the permitted capacity of our existing landfills, which could have a negative impact on our business strategy.

      Over the long term, our ability to continue to sustain our current vertical integration strategy will depend on our ability to maintain appropriately located landfill capacity, collection operations and transfer stations. We cannot assure you that we will be able to replace such assets either timely or cost effectively or integrate acquisition candidates effectively or profitably. Further, we cannot assure you that we will be successful in expanding the permitted capacity of our current landfills once our landfill capacity is full. In such event, we may have to dispose collected waste at landfills operated by our competitors or haul the waste long distances at a higher cost to another of our landfills, which could significantly increase our waste disposal expenses, including closure and post-closure expenses and landfill amortization.

      In the past, we have incurred non-cash losses on sales of assets when it was determined that re-deployment of the proceeds from the sale of such assets either to pay down debt or to purchase other assets that improve our integrated operation strategy was economically beneficial. If such decisions are made in the future, we could incur additional non-cash losses on asset sales. In addition, the decision to divest of certain assets could result in goodwill being impaired, causing a non-cash charge to earnings.

      Acquisitions may increase our capital requirements because acquisitions require capital, and competition with other solid waste companies that have a similar acquisition strategy may increase prices. In addition, we cannot assure you that we will successfully obtain the permits we require to operate our business because permits to operate non-hazardous solid waste landfills and to expand the permitted capacity of existing landfills are difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups and other political pressures. Our failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material negative effect on our future results of operations.

We have a limited operating history with regard to recently acquired businesses.

      During 1999, 2000 and 2001, we acquired companies, including BFI, with annualized revenues of approximately $5.3 billion and sold operations with annualized revenues of approximately $1.3 billion. Thus, we have only a limited history of operating a significant portion of our business. It is also possible that we will acquire landfills, collection operations and transfer stations in the future. Although we have substantially completed the integration of BFI, future acquisitions may pose integration problems and expected financial benefits and operational efficiencies may not be realized. If we fail to effectively integrate acquired operations, this could have a material negative effect on our future results of operations and financial position.

The solid waste industry is a capital-intensive industry that may consume cash from our operations and borrowings.

      Our ability to remain competitive, sustain growth and expand operations largely depends on our cash flow from operations and access to capital. We intend to fund our cash needs through cash flow from operations, available cash and borrowings under our credit facility, if necessary. We spent approximately $597 million for capital expenditures and closure and post-closure and remediation expenditures related to our landfill operations during 2001 and approximately $490 million during the nine months ended September 30, 2002. We expect to spend a total of approximately $655 million for these purposes in 2002. If we undertake more acquisitions or further expand our operations, the amount we expend on capital, closure and post-closure and remediation expenditures will increase. The increase in expenditures may result in low levels of working capital or require us to finance working capital deficits.

      Our cash needs will increase if the expenditures for closure and post-closure monitoring exceed the current estimates for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action, including changes in closing or monitoring activities, types and quantities of materials used or the period of required post-closure monitoring. These factors, together with those discussed above, could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or new facilities.

      We are required to provide certain financial assurances to governmental agencies under applicable environmental regulations relating to our landfill and collection operations. As of September 30, 2002, we had outstanding approximately $1.6 billion in financial assurance obligations relating to our landfill operations. These financial assurances include surety bonds, letters of credit, insurance policies and trust deposits required principally to secure our estimated landfill closure and post-closure obligations and collection contracts. Additionally, we have letters of credit of approximately $477 million for performance contracts, insurance and collateral for other obligations. The mix of financial assurance instruments may change in the future, which may result in an increased use of letters of credit as financial assurance instruments. We cannot assure you that the level of financial assurance obligations that we are required to provide will be available in the future. Letters of credit provided as financial assurance are issued under our credit facility and as such are a use of borrowing availability. Additionally, as of September 30, 2002, we had approximately $585 million in operational performance bonds with various municipalities and approximately $54 million of financial guarantee bonds related to collateral for other obligations.

      Our ability to pay our debt obligations or to refinance our indebtedness depends on our future performance. Our future performance may be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. We believe that our current available cash flow and borrowings available under our credit facility and other sources of liquidity will be sufficient to meet our anticipated future requirements for working capital, letters of credit, closure, post-closure and remediation expenditures, acquisition related expenditures and capital expenditures.

      We may need to refinance our credit facility, the 1999 senior subordinated notes, the assumed BFI debt, the 1998 senior notes, the January 2001 senior notes, the November 2001 senior notes, the November 2002 senior notes and/or other indebtedness to pay the principal amounts due at maturity. In addition, we may need additional capital to fund future acquisitions and the integration of solid waste businesses. We cannot assure you that our business will generate sufficient cash flow or that we will be able to obtain sufficient funds to enable us to pay our debt obligations and capital expenditures. In addition, we may be unable to refinance our debt obligation on commercially reasonable terms or at all.

      At September 30, 2002, approximately 96% of our debt had a fixed rate of interest, 68% directly and 28% through interest rate swap agreements. The amount of this swap contract portfolio was $2.6 billion. Upon the de-designation of $1.5 billion of this portfolio, non-cash mark to market gains and losses based on changes in future yield curves will be recorded in the statement of operations. Changes in the yield curves could result in volatility in the statement of operations.

The U.S. economy has recently experienced a downturn, which has had an adverse impact on our operating performance. If the downturn continues or worsens, it could continue to have a negative effect on our results of operations.

      Our business is affected by general economic conditions. The continued weakness in the U.S. economy has had a negative effect on our operating results, including decreases in revenues and EBITDA. Additionally, as is expected in a down-cycle economic environment, we have experienced the negative effects of reductions in the rate of volume growth at our landfills, as well as increased competitive pricing pressure and customer turnover. If economic conditions continue to deteriorate or fail to recover, such economic conditions will continue to put pressure on the volume of waste being disposed of at our facilities and the pricing that we are able to procure for our services. In addition, worsening economic conditions may lead to further negative effects of customer turnover. There can be no assurance that current economic conditions or worsening economic conditions will not have a significant adverse impact on our operating results.

We may be affected by adverse weather conditions.

      Our collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by our customers. In addition, certain of our operations may be temporarily suspended as a result of particularly harsh weather conditions. Severe weather can negatively effect our costs of collection and disposal. Long periods of inclement weather could have an adverse effect on our results of operations.

Loss of key executives and failure to attract qualified management could limit our growth and negatively impact our operations.

      We depend highly upon our senior management team. We will continue to require operations management personnel with waste industry experience. We do not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could materially adversely affect our operations and financial condition.

We are subject to costly environmental regulations and environmental litigation.

      Our equipment, facilities, and operations are subject to extensive and changing federal, state, and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storage, and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.

      Our compliance with regulatory requirements is costly. We are often required to enhance or replace our equipment and to modify landfill operations or initiate final closure of a landfill. We cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.

      In addition to the costs of complying with environmental regulations, we may incur costs to defend against litigation brought by government agencies and private parties who allege we are in violation of our environmental permits. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We are, and also may be in the future, defendants in lawsuits brought by governmental agencies and surrounding landowners who assert claims alleging environmental damage, personal injury and property damage. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material negative effect on our financial condition.

      Certain of our waste disposal operations traverse state and county boundaries. In the future, our collection, transfer and landfill operations may also be affected by proposed federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit or limit importing out-of-state waste to be disposed of and may require states, under certain circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted in states in which we operate landfills that receive a significant portion of waste originating from out-of-state, our operations could be negatively affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states’ landfills. Our collection, transfer and landfill operations may also be affected by “flow control” legislation which may be proposed in the United States Congress. This proposed federal legislation may allow states and local governments to direct waste generated within their jurisdiction to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of waste in our landfills.

We may have potential environmental liabilities that are greater than our insurance coverage.

      We may incur liabilities for the deterioration of the environment as a result of our operations. Any substantial liability for environmental damage could materially adversely affect our operating results and financial condition. Due to the limited level of our purchased insurance coverage of environmental liability, if we were to incur substantial financial liability for environmental damage, our business and financial condition could be materially adversely affected.

We may have additional hazardous substances liability.

      We are a potentially responsible party at many sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and analogous state laws. CERCLA provides for the remediation of contaminated facilities and imposes strict, joint and several liability on current and former owners or operators of a facility at which there has been a release or a threatened release of a “hazardous substance,” on persons who arrange for the disposal of such substances at the facility and on persons who transport such substances to the facility. Hundreds of substances are defined as “hazardous” under CERCLA and their presence, even in minute amounts, can result in substantial liability. The expense of conducting such a cleanup can be significant. We have significant liabilities under these laws, primarily due to acquired businesses and properties and their former operations. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have additional liability, because such substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by acquired companies. In addition, actual costs for these liabilities could be significantly greater than amounts presently accrued for these purposes.

There may be undisclosed liabilities associated with our acquisitions.

      In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with environmental laws by prior owners and for which we, as successor owner, may be responsible. Similarly, we incur capitalized costs associated with acquisitions or other business ventures, which may never be consummated, resulting in a potential charge to earnings.

We are subject to examination by various federal and state taxing authorities.

      We are currently under examination by various federal and state taxing authorities for certain tax years. Any material disagreement with a taxing authority could result in large cash expenditures and adversely affect our operating results and financial condition. A federal income tax audit for the years ended December 31, 1998 and 1999, as well as BFI’s tax years ended September 30, 1996 through July 30, 1999, is ongoing. During the second quarter of 2002, we received notification from the IRS disallowing all of a capital loss included in BFI’s July 30, 1999 tax return. If such disallowance is upheld, we estimate we could owe additional federal and state tax of up to $310 million and accrued interest through September 30, 2002 of approximately $38 million. We also received notification from the IRS assessing a penalty of between 20% and 40% of the additional income tax resulting from the disallowance. In October 2002, the IRS issued a revenue procedure outlining two resolution alternatives related to this matter. Taxpayers can elect to participate under this revenue procedure if certain eligibility requirements are met. We are currently evaluating the IRS issuance.

      We believe that the resolution of this matter will entail efforts including administrative appeals and litigation extending over several years. We believe an unfavorable result of this matter could require future potential cash expenditures that could have a material negative effect on our financial condition.

There may be risks related to our prior use of Arthur Andersen LLP as our independent accountants.

      As of August 30, 2002, Arthur Andersen LLP, our former independent accountants, ceased practicing before the Commission. Events leading to Arthur Andersen’s inability to provide services may materially and adversely affect the ability of Arthur Andersen to satisfy any claims arising from the provision of auditing services to us, including claims that may arise out of Arthur Andersen’s audit of our financial statements incorporated by reference in this prospectus, and may impede our access to the capital markets after completion of this offering.

      We are required to file with the Commission periodic reports containing financial statements audited or reviewed by an independent public accountant. In addition, the indentures and our credit facility require that we deliver periodic reports and certificates, many of which will include financial statements or calculations that, in some cases, are required to be audited or reviewed by independent public accountants. Further, Commission rules require us to include or incorporate by reference in these reports audited financial statements for prior periods. As a result, we will be required to present audited financial statements for one or more prior periods audited by Arthur Andersen. Our access to the capital markets and our ability to comply with our reporting obligations in a timely manner, whether statutory or contractual, could be adversely affected if the Commission ceases accepting financial statements audited by Arthur Andersen. Our access to the capital markets may also be adversely affected if underwriters and other third parties cease to rely on financial statements audited by Arthur Andersen and, therefore, refuse to enter into transactions with companies with those financial statements. Our consolidated financial statements as of December 31, 2000 and for each of the fiscal years in the two-year period ended December 31, 2000, incorporated by reference in this prospectus, have been audited by Arthur Andersen. We were unable to obtain a consent from Arthur Andersen to include in this prospectus its audit report with respect to these financial statements. As a result, we filed the registration statement of which this prospectus is a part, and will file any amendment to the registration statement, in reliance on temporary rules issued by the Commission which relieves an issuer from the obligation to obtain the consent of Arthur Andersen in specified cases. Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, you may not recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements. Our consolidated financial statements as of and for the year ended December 31, 2001, included in our Current Report on Form 8-K, filed August 19, 2002, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP.

USE OF PROCEEDS

      Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, including repaying or refinancing bank borrowings, and for working capital, capital expenditures and other acquisitions. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among other things, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we expect to reduce indebtedness under our bank credit agreement.

      AWNA Trust will use all proceeds from the sale of trust preferred securities and trust common securities to purchase Allied NA’s debt securities.

ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

      The financial statements of AWNA Trust will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Allied-obligated mandatorily redeemable preferred capital trust securities of a subsidiary trust holding solely Allied NA debt securities. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for the periods indicated are as follows:

	For the Year Ended December 31,						For the Nine
Months Ended
	1997	1998		1999	2000	2001	September 30, 2002

Ratio of earnings to fixed charges(1)	1.5x		*	*	1.4x	1.3x	1.4x
Ratio of earnings to fixed charges and preferred stock dividends(1)	—	—		**	1.3x	1.2x	1.3x

(1)	For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before taxes and fixed charges (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and the interest component of rent expense.

*	Earnings were insufficient to cover fixed charges by $122.0 million in 1998 and $252.7 million in 1999.

**	Earnings were insufficient to cover fixed charges and preferred stock dividends by $280.5 million in 1999.

DESCRIPTION OF DEBT SECURITIES

      The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by Allied and the Subsidiary Guarantors. The debt securities will be issued under one or more indentures or indenture supplements between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures or supplemental indentures are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the Commission at or before the time of the offering of the applicable series of debt securities. You should refer to those indentures or supplemental indentures for the complete terms of the debt securities.

General

      We may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities that we refer to as “senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with the senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.” We have filed with the registration statement of which this prospectus is part two separate forms of indenture, one for the senior securities and one for the senior subordinated and subordinated securities.

      We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

      We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

      The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	the provisions relating to any security provided for the debt securities; and

•	the provisions relating to any guarantee of the debt securities.

      We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

      Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

      Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

      Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

      If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

      You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.

      You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

      Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, except as otherwise set forth in the prospectus supplement relating to the debt securities, we may not take any of these actions unless all the following conditions are met:

•	Immediately after the merger, sale of assets or other transaction we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State of the United States or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•	If, as a result of transaction, our property or that of our restricted subsidiaries becomes subject to a lien prohibited by the indenture, we or the successor entity must secure the senior notes as required by the indenture.

•	We must deliver an officers’ certificate and opinion of counsel to the trustee as specified under the indenture.

Certain Covenants

      Provision of Financial Information. Except as otherwise set forth in the prospectus supplement relating to the debt securities, whether or not required by the rules and regulations of the Commission, so long as any debt securities are outstanding, we will furnish to the holders of debt securities:

•	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file these reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report by our certified independent accountants; and

•	all financial information that would be required to be included in a Form 8-K filed with the Commission if we were required to file this report.

      In addition, except as otherwise set forth in the prospectus supplement relating to the debt securities, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability, unless the Commission will not accept such a filing, and make this information available to investors who request it in writing.

      Additional Covenants. Any additional or different covenants, or modifications to the foregoing covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

      Events of Default. Except as otherwise set forth in the prospectus supplement relating to the debt securities, the term “event of default” means any of the following:

•	We do not pay interest on a debt security within 30 days of its due date;

•	We do not pay the principal or any premium on a debt security on its due date;

•	We do not deposit any sinking fund payment on its due date;

•	We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. The holders of 10% in principal amount of debt securities of the affected series may send the notice;

•	Default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

•	The rendering of a final judgment or judgments against us over a specified amount that remains unstayed, undischarged or unbonded for a period of 60 days thereafter;

•	We or one of our “significant subsidiaries” files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in the applicable prospectus supplement occurs.

      Except as otherwise set forth in the prospectus supplement relating to the debt securities, the term “significant subsidiary” means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

      Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a “declaration of acceleration of maturity.” If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

      The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal, premium, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

      Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

      There are three types of changes we can make to the indentures and the debt securities:

      Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. Except as otherwise set forth in the prospectus supplement relating to the debt securities, the following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture or to waive certain defaults;

•	reduce the percentage of holders of debt securities required for quorum or voting;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

•	modify any of the foregoing provisions, or any of the provisions relating to the waiver of particular past defaults or particular covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

      Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

      Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that security described in the applicable prospectus supplement. An example is if the principal amount is based on an index.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

      Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under “— Discharge, Defeasance and Covenant Defeasance — Full Defeasance.”

      A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case, upon notice given as provided in the indenture.

Discharge, Defeasance and Covenant Defeasance

      Discharge. We may discharge some obligations to holders of any series of debt securities by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

      Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you, except as otherwise set forth in the prospectus supplement relating to the debt securities:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

      If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

      Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, except as otherwise set forth in the prospectus supplement relating to the debt securities, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

      If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	Any subordination provisions.

•	Certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

      If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Option to Defer Interest Payments or to Pay-in-Kind

      If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

      We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

      If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

      The description below summarizes the more important terms of our capital stock. We have previously filed with the Commission copies of our articles of incorporation and bylaws, as amended. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

      Our authorized capital stock consists of 300,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.10 per share. Our board of directors recently approved an increase in our authorized capital stock by an additional 225,000,000 shares of common stock. Such increase in our authorized capital stock requires the approval of our shareholders. We have filed a preliminary proxy statement with the Commission to call a special shareholders’ meeting to approve the increase in our authorized capital stock.

Preferred Stock

      General. Our board of directors will determine the designations, preferences, limitations and relative rights of the 10,000,000 authorized shares of preferred stock. These include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

      The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

      The following description of the preferred stock sets forth some general terms and provisions of the preferred stock to which a prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, including any applicable certificates of designation, and our bylaws.

      The prospectus supplement will describe the specific terms as to each issuance of preferred stock, including:

•	the title of the preferred stock;

•	the number of shares of the preferred stock offered;

•	the voting rights of the holders of the preferred stock offered;

•	the offering price of the preferred stock;

•	the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred stock on a securities exchange;

•	whether the preferred stock will be convertible and, if so, the security into which it is convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described under “Description of Depositary Shares”;

•	a discussion of federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

      Rank. Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred stock will, with respect to dividend rights and rights upon liquidation, rank senior to all common stock.

      Dividends. Holders of preferred stock of each series will be entitled to receive cash and/or common stock and/or preferred stock dividends at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred stock may specify a fixed dividend, our board of directors must declare those dividends and they may be paid only out of assets legally available for payment. We will pay each dividend to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. In the case of preferred stock represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom dividends are payable.

      Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to declare a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

      If the applicable series is entitled to a cumulative dividend, except as otherwise set forth in the prospectus supplement, we may not declare, or pay or set aside for payment, any full dividends on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative dividends on the applicable series for all past dividend periods and the then current dividend period. If the applicable series does not have a cumulative dividend, except as otherwise set forth in the prospectus supplement, we must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, except as otherwise set forth in the prospectus supplement, we must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative preferred stock. Except as otherwise set forth in the prospectus supplement, no interest will be payable in respect of any dividend payment that may be in arrears.

      Except as provided in the immediately preceding paragraph or in the applicable prospectus supplement, unless we declare, and pay or set aside for payment, full cumulative dividends, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any dividends or other distributions upon common stock or any other capital stock ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. Except as otherwise set forth in the prospectus supplement, the foregoing restriction does not apply to dividends or other distributions paid in common stock or other capital stock ranking junior to the applicable series as to dividends and upon liquidation.

      If the applicable series is noncumulative, except as otherwise set forth in the prospectus supplement, we need only declare, and pay or set aside for payment, the dividend for the then current period, before declaring dividends or distributions on common stock or junior or parity securities. In addition, under the circumstances that we could not declare a dividend, we may not redeem, purchase or otherwise acquire for any consideration any common stock or other parity or junior capital stock, except upon conversion into or exchange for common stock or other junior capital stock. Except as otherwise set forth in the prospectus supplement, we may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

      Except as otherwise set forth in the prospectus supplement, we will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

      Redemption. We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

      If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. Except as otherwise set forth in the prospectus supplement, the redemption price will include all accrued and unpaid dividends, except in the case of a noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

      Liquidation Preference. The applicable prospectus supplement will show the liquidation preference of the applicable series. Except as otherwise set forth in the prospectus supplement, upon any voluntary or involuntary liquidation, before any distribution may be made to the holders of common stock or any other capital stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of assets of ours legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all dividends accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, except as otherwise set forth in the prospectus supplement, the holders of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred stock, except as otherwise set forth in the prospectus supplement, our remaining assets will be distributed among the holders of any other capital stock ranking junior to the preferred stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

      Except as otherwise set forth in the prospectus supplement, if, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of an applicable series and the corresponding amounts payable on all shares of other capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

      Except as otherwise set forth in the prospectus supplement, for these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute our liquidation.

      Voting Rights. Holders of the preferred stock will not have any voting rights, except as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

      As more fully described under “Description of Depositary Shares,” if we elect to issue Depositary Shares, each representing a fraction of a share of a series, each holder will, in effect, be entitled to the fraction of a vote per Depositary Share.

      Conversion Rights. We will show in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into common stock or any other class or series of capital stock. The terms will include the number of shares of common stock or other securities into which the shares are convertible, the conversion price, or the manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

      Our Exchange Rights. We will show in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, except as otherwise set forth in the prospectus supplement, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. Except as otherwise set forth in the prospectus supplement, the other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Common Stock

      Voting Rights. Holders of common stock are entitled to one vote per share on each matter to be decided by the shareholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. This provision of our bylaws may only be modified by amendment adopted by the shareholders. There are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

      Dividend Rights and Limitations. Except as otherwise set forth in the prospectus supplement, holders of common stock will be entitled to receive ratably the dividends, if any, as the board of directors may declare from time to time out of funds legally available for this purpose.

      Except as otherwise set forth in the prospectus supplement, dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures.

      Liquidation Rights. Except as otherwise set forth in the prospectus supplement, in the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

      Miscellaneous. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further shareholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

      Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

•	amount and number of shares offered;

•	the initial offering price, if any, and market price; and

•	information with respect to dividends.

DESCRIPTION OF DEPOSITARY SHARES

General

      The description shown below, and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares, does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the applicable series of depositary shares. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

      We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

      Except as otherwise set forth in the prospectus supplement, a depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Except as otherwise set forth in the prospectus supplement, fractions will be rounded down to the nearest whole cent.

      Except as otherwise set forth in the prospectus supplement, if the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, except as otherwise set forth in the prospectus supplement, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

      Except as otherwise set forth in the prospectus supplement, no distributions will be made on any depositary shares that represent preferred stock converted or exchanged. Except as otherwise set forth in the prospectus supplement, the deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. Except as otherwise set forth in the prospectus supplement, all distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

      Except as otherwise set forth in the prospectus supplement, you may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Except as otherwise set forth in the prospectus supplement, partial shares of preferred stock will not be issued. Except as otherwise set forth in the prospectus supplement, if the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, except as otherwise set forth in the prospectus supplement, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

      If we redeem a series of the preferred stock underlying the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will redeem those shares from the redemption proceeds received by it. Except as otherwise set forth in the prospectus supplement, the depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares at their addresses appearing in the depositary’s books. Except as otherwise set forth in the prospectus supplement, the redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Except as otherwise set forth in the prospectus supplement, the redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

      Except as otherwise set forth in the prospectus supplement, after the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. Except as otherwise set forth in the prospectus supplement, all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Except as otherwise set forth in the prospectus supplement, receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

      Except as otherwise set forth in the prospectus supplement, upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Except as otherwise set forth in the prospectus supplement, each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. Except as otherwise set forth in the prospectus supplement, if you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

      Except as otherwise set forth in the prospectus supplement, upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

      Except as otherwise set forth in the prospectus supplement, the depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. If so specified in the prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. Except as otherwise set forth in the prospectus supplement, we will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

      As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock issued to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged, for the preferred stock; and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

      Except as otherwise set forth in the prospectus supplement, we and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. Except as otherwise set forth in the prospectus supplement, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.

      Except as otherwise set forth in the prospectus supplement, any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, except as otherwise set forth in the prospectus supplement, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, except as otherwise set forth in the prospectus supplement, a deposit agreement will automatically terminate if:

•	all depositary shares outstanding under it shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

      Except as otherwise set forth in the prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, except as otherwise set forth in the prospectus supplement, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, except as otherwise set forth in the prospectus supplement, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

      A depositary may resign at any time by delivering to us notice of its election to do so. In addition, except as otherwise set forth in the prospectus supplement, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. Except as otherwise set forth in the prospectus supplement, we must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. Except as otherwise set forth in the prospectus supplement, a depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

      Except as otherwise set forth in the prospectus supplement, a depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.

      Except as otherwise set forth in the prospectus supplement, neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Except as otherwise set forth in the prospectus supplement, our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Except as otherwise set forth in the prospectus supplement, neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. Except as otherwise set forth in the prospectus supplement, we and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

      If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, except as otherwise set forth in the prospectus supplement, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

      We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the Commission at or before the time of the offering of the applicable series of warrants.

      In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will deem the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	federal income tax consequences;

•	the rights, if any, we have to redeem the warrant;

•	the name of the warrant agent; and

•	the other terms of the warrants.

      Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise set forth in the prospectus supplement, before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

      Except as otherwise set forth in the prospectus supplement, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the declaration of trust and the trust preferred securities are summaries of certain anticipated provisions of the declaration of trust and the trust preferred securities and are not complete. This summary is subject to and qualified by reference to the description of the particular terms of the trust preferred securities described in the applicable prospectus supplement.

      We have previously filed with the Commission copies of the form of the declaration of trust. Please read “Where You Can Find More Information.”

      The prospectus supplement relating to trust preferred securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

•	any repurchase, redemption or exchange provisions;

•	any preference or subordination rights upon a default or liquidation of the trust;

•	any voting rights of the trust preferred securities in addition to those required by law;

•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

      Except as otherwise set forth in the prospectus supplement, the regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

      Except as otherwise set forth in the prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. Except as otherwise set forth in the prospectus supplement, the property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Except as otherwise set forth in the prospectus supplement, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

      In the prospectus supplement, we will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.

The Trust Preferred Securities Guarantee

      Except as otherwise set forth in the prospectus supplement, Allied will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on dissolution of each trust; and

•	payments on redemption of trust preferred securities of each trust.

      U.S. Bank National Association, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

      We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which will be filed with the Commission upon the issuance of any trust preferred securities. Please read “Where You Can Find More Information.”

      Except as otherwise set forth in the prospectus supplement, Allied will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Allied has made corresponding payments on the debt securities to the property trustee of the trust; and

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

      Allied will not be required to make these liquidation payments if.

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

      Except as otherwise set forth in the prospectus supplement, Allied may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

      Except as otherwise set forth in the prospectus supplement, each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT ALLIED HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, IF ALLIED DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND ALLIED WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

      Allied’s obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Allied

      Except as otherwise set forth in the prospectus supplement, in the guarantee, Allied will agree that, as long as any trust preferred securities issued by the trust are outstanding, Allied will not make the payments and distributions described below if:

•	it is in default on its guarantee payments or other payment obligations under the guarantee;

•	any trust enforcement event under the declaration of trust has occurred and is continuing; or

•	Allied has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

      Except as otherwise set forth in the prospectus supplement, in these circumstances, Allied will agree that it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Allied of the debt of any subsidiary of Allied if such guarantee ranks equally with or junior in interest to the debt securities.

      However, except as otherwise set forth in the prospectus supplement, even during such circumstances, Allied may:

•	purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock;

•	reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock;

•	purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in its capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.

      In addition, as long as trust preferred securities issued by any trust are outstanding and except as otherwise set forth in the prospectus supplement, Allied will agree that it will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

•	permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust;

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

      Except as otherwise set forth in the prospectus supplement, Allied and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases and except as otherwise set forth in the prospectus supplement, Allied and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

      Except as otherwise set forth in the prospectus supplement, Allied may assign its obligations under the guarantee only in connection with a consolidation, merger or asset sale involving Allied permitted under the indenture governing the debt securities.

Termination of the Guarantee

      Except as otherwise set forth in the prospectus supplement, a guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

•	full payment of the amounts payable upon liquidation of that trust.

      The guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

      Except as otherwise set forth in the prospectus supplement, Allied’s obligations under the guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of the guarantee with respect to Allied’s capital stock and other liabilities, including other guarantees.

      Except as otherwise set forth in the prospectus supplement, the guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

      The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Allied to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      Except as otherwise set forth in the prospectus supplement, if the guarantee trustee fails to enforce the guarantee or Allied fails to make a guarantee payment, you may institute a legal proceeding directly against Allied to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

      Except as otherwise set forth in the prospectus supplement, Allied will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

      Except as otherwise set forth in the prospectus supplement, the guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise set forth in the prospectus supplement, the guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

      New York law will govern the guarantee.

SELLING SHAREHOLDERS

      The selling shareholders may be our directors, executive officers, former directors, employees or holders of our common stock. The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

•	the names of the selling shareholders;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling shareholders before the offering;

•	the percentage of the common stock held by each of the selling shareholders after the offering; and

•	the number of shares of our common stock offered by each of the selling shareholders.

PLAN OF DISTRIBUTION

      We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. In addition, some of our shareholders may sell shares of our common stock under this prospectus in any of these ways. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and any selling shareholders have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

      We or any selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      We or any selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we or any selling shareholders, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

      We will describe in the applicable prospectus supplement any compensation we or any selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.

LEGAL MATTERS

      Latham & Watkins, New York, New York, will issue an opinion about certain legal matters with respect to the securities for us. Certain matters of Delaware law regarding the validity of the trust preferred securities will be issued by Dorsey & Whitney LLP, Minneapolis, Minnesota. Any underwriters will be advised regarding other issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements of Allied Waste Industries, Inc. as of December 31, 2001 and for the year then ended, incorporated in this registration statement, which includes this prospectus, by reference to Allied’s Current Report on Form 8-K, dated August 19, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Allied as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, incorporated in this registration statement by reference to Allied’s Current Report on Form 8-K, dated August 19, 2002, have been audited by Arthur Andersen LLP, independent accountants, as stated in their report with respect thereto. The consolidated financial statements of BFI as of December 31, 2000 and 2001 included in Allied’s annual report for the year ended December 31, 2001 on Form 10-K and for the two years in the period ended December 31, 2001, the five months ended December 31, 1999 and the ten months ended July 30, 1999, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent accountants, as stated in their reports with respect thereto. We have not been able to obtain Arthur Andersen’s consent to the incorporation by reference in this registration statement and Arthur Andersen did not give permission to use such report in the registration statement. See “Risk Factors — There may be risks related to our prior use of Arthur Andersen LLP as our independent accountants.”

ALLIED WASTE INDUSTRIES, INC.

ALLIED WASTE NORTH AMERICA, INC.
AWNA TRUST

Debt Securities, Preferred Stock, Common Stock,

Debt and Equity Warrants, Depositary Shares, Stock Purchase Contracts,
Stock Purchase Units and Trust Preferred Securities

PROSPECTUS

                    , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee	$184,000
*Rating Agency Fees	2,000,000
*Legal Fees and Expenses	300,000
*Accounting Fees and Expenses	150,000
*Printing Expenses	150,000
*Blue Sky Fees	7,500
*Trustee/ Issuing & Paying Agent Fees and Expenses	50,000
*Miscellaneous	100,000

Total	$2,941,500

*	Estimated

Item 15.     Indemnification of Directors and Officers

      We and Allied NA are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

      The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      Our and Allied NA’s respective Certificate of Incorporation and Bylaws provide for the indemnification of our respective directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by us and Allied NA with our respective executive officers and certain other key employees, we and Allied NA must indemnify such officers and employees in the same manner and to the same extent that we and Allied NA are required to indemnify our respective directors under our respective Bylaws. Our and Allied NA’s respective Certificate of Incorporation limit the personal liability of a director to the corporation or its stockholders to damages for breach of the director’s fiduciary duty.

      We and Allied NA have purchased insurance on behalf of our respective directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrants, or that may arise out of their status as directors or officers of the registrants, including liabilities under the federal and state securities laws. We and Allied NA have entered into indemnification agreements to indemnify our respective directors to the extent permitted under Delaware law.

Item 16.     Exhibits

Number		Description

1	.1*	Forms of Underwriting Agreements (Senior Debt Securities, Senior Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants (Debt and Equity), Trust Preferred Securities and Stock Purchase Contracts).
4.1		Amended Certificate of Incorporation of Allied. Exhibit 3.1 to Allied’s Report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated herein by reference.
4	.1(a)	Amendment to Amended Certificate of Incorporation of Allied dated October 15, 1998. Exhibit 3.4 to the Allied’s Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
4.2		Amended and Restated Bylaws of Allied as of May 13, 1997. Exhibit 3.2 to Allied’s Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.
4	.2(a)	Amendment to the Bylaws of Allied, effective July 30, 1999. Exhibit 3.2 to Allied’s Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference.
4.3		Senior Indenture, dated as of December 23, 1998, by and among Allied NA and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4	.4*	Form of Supplemental Senior Indenture by and among Allied NA, certain guarantors signatory thereto and U.S. Bank National Association, as Trustee.
4	.5*	Form of Senior Notes (included in Exhibit 4.5).
4.6		Collateral Trust Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.4 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.7		Amendment to the Collateral Trust Agreement, dated January 25, 2001, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.5 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4	.8*	Form of Amendment to the Collateral Trust Agreement among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee.
4.9		Shared Collateral Pledge Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.6 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.10		Amendment to the Shared Collateral Pledge Agreement, dated January 25, 2001, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.7 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4	.11*	Form of Amendment to the Shared Collateral Pledge Agreement among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee.
4.12		Shared Collateral Security Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.8 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.13		Amendment to the Shared Collateral Security Agreement, dated January 25, 2001, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.9 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4	.14*	Form of Amendment to the Shared Collateral Security Agreement among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee.
4.15		Certificate of Designation for Series A Senior Convertible Preferred Stock. Exhibit 4.1 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4.16		Certificate of Designation for Series B Junior Preferred Stock. Exhibit 4.2 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.

Number		Description

4	.17*	Form of Certificate of Designation for Preferred Stock.
4.18		Subordinated Indenture, dated July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-91539) is incorporated herein by reference.
4	.19*	Form of Supplemental Subordinated Indenture among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, as Trustee.
4	.20*	Form of Senior Subordinated Notes (included in Exhibit 4.20).
4.21		Rights Agreement, dated as of May 25, 2000, between Allied and American Stock Transfer & Trust Company, as Rights Agent. Exhibit 1 to Allied’s Registration Statement on Form 8-A filed May 31, 2000 is incorporated herein by reference.
4.22		Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999, between Allied and the purchasers of the Series A Senior Convertible Preferred Stock and related parties. Exhibit 10.2 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4.23		Amended and Restated Registration Rights Agreement dated as of July 30, 1999, between Allied and the purchasers of the Series A Senior Convertible Preferred Stock and related parties. Exhibit 10.3 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4.24		Specimen Certificate for shares of Common Stock par value $.01 per share. Exhibit 4.2 to Allied’s Registration Statement on Form S-1 (No. 33-48507) is incorporated herein by reference.
4	.25*	Form of Preferred Stock Certificate.
4	.26*	Form of Equity Warrant Agreement.
4	.27*	Form of Equity Warrant (included in Exhibit 4.26).
4	.28*	Form of Debt Warrant Agreement.
4	.29*	Form of Debt Warrant (included in Exhibit 4.28).
4	.30*	Form of Deposit Agreement.
4	.31*	Form of Depositary Receipt for Depositary Shares (included in Exhibit 4.30).
4	.32**	Certificate of Trust of AWNA Trust.
4	.33**	Declaration of Trust of AWNA Trust.
4	.34*	Form of Amended and Restated Declaration of Trust of AWNA Trust.
4	.35*	Form of Trust Preferred Security of AWNA Trust (included in Exhibit 4.34).
4	.36*	Form of Allied Guarantee Agreement relating to Preferred Securities of AWNA Trust.
4	.37*	Form of Purchase Contract.
4	.38*	Form of Purchase Unit.
5	.1+	Opinion of Latham & Watkins as to the legality of the securities being registered by Allied and Allied NA.
5	.2+	Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered by AWNA Trust.
12	.1**	Ratio of earnings to fixed charges for the nine months ended September 30, 2002. Exhibit 12.1 to Allied’s Report on Form 10-K for the fiscal year ended December 31, 2001 is incorporated herein by reference.
23	.1+	Consent of Latham & Watkins (included in Exhibit 5.1).
23	.2+	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2).
23	.3+	Consent of PricewaterhouseCoopers LLP.
24	.1**	Powers of Attorney.
25	.1*	Statements of Eligibility and Qualification of Trustees on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed with previously filed Registration Statement.

+	Filed herewith.

Item 17.     Undertakings

      (a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Safeway pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, Allied Waste Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ THOMAS W. RYAN

Thomas W. Ryan
Executive Vice President and Chief
Financial Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Thomas H. Van Weelden	Chairman of the Board of Directors and Chief Executive Officer) (Principal Executive Officer)

/s/ THOMAS W. RYAN Thomas W. Ryan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* James E. Gray	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* Nolan Lehmann	Director

* Michael Gross	Director

* Antony P. Ressler	Director

* Howard A. Lipson	Director

* Dennis Hendrix	Director

* Warren B. Rudman	Director

* J. Tomilson Hill	Director

Signature		Title

* Leon D. Black		Director

* Robert Agate		Director

/s/ JAMES W. CROWNOVER James W. Crownover		Director

*By:	/s/ THOMAS W. RYAN Thomas W. Ryan	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, Allied Waste North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

ALLIED WASTE NORTH AMERICA, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Vice President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Thomas H. Van Weelden		Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ PETER S. HATHAWAY Peter S. Hathaway		Director, Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Thomas P. Martin		Vice President and Treasurer (Principal Financial Officer)

* Steven M. Helm		Director, Vice President — Legal and Corporate Secretary

*By:	/s/ PETER S. HATHAWAY Peter S. Hathaway	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, AWNA Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

AWNA TRUST

By:	Allied Waste Industries, Inc.,

Sponsor

By:	/s/ THOMAS W. RYAN

Thomas W. Ryan
Executive Vice President

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule A hereto certifies that it reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule A hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Director and Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer (Principal Financial Officer and Principal Accounting Officer

* James E. Gray		Director

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule B hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule B hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule C hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule C hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Peter S. Hathaway	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven M. Helm	Director and Secretary

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule D hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule D hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager	Director and President of Browning-Ferris Industries, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries, Inc., Member

* James E. Gray	Director of Browning-Ferris Industries, Inc., Member

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule E hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule E hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Peter S. Hathaway	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule F hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule F hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

	Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and Vice President (Acting Principal Executive Officer)

* James E. Gray		Director

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule G hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule G hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

	Signature	Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden		Director, President and Chief Executive Officer of Allied Waste North America, Inc. as Managing Member

* Steven M. Helm		Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc. as Managing Member

* Peter S. Hathaway		Director, Vice President and Chief Accounting Officer of Allied Waste North America, Inc. as Managing Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule H hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor listed
on Schedule H hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Douglas W. Borro		Director

* Ward Herst		Director

* Jo Lynn White		Director

* Steve Doss		Director

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule I hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule I hereto.

By:	Allied Waste Landfill Holdings, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and President of Allied Waste Landfill Holdings, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Landfill Holdings, Inc. (Principal Executive Officer)

* James E. Gray	Director of Allied Waste Landfill Holdings, Inc.

By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule J hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule J hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager	Director and President of BFI Waste Systems of North America, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Waste Systems of North America, Inc., Member

* James E. Gray	Director of BFI Waste Systems of North America, Inc., Member

By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule K hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule K hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	President and Director (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Douglas W. Borro	Director

* Jo Lynn White	Director

* Ronald Poland	Director

* Victoria Warren	Director of BFI Energy Systems of Boston, Inc.

* Douglas Junk	Director of BFI Energy Systems of Plymouth, Inc.

* Steven Doss	Director of BFI TransRiver (LP), Inc.

* Randy Bodnar	Director of Browning-Ferris Industries Asia Pacific, Inc.

By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule L hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule L hereto.

By:	Allied Waste Landfill Holdings, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Allied Waste North America, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and President of Allied Waste Landfill Holdings, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Landfill Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of Allied Waste Landfill Holdings, Inc.

* Thomas H. Van Weelden	Director, President and Chief Executive Officer of Allied Waste North America, Inc. (Principal Executive Officer)

* Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc.

	Signature	Title

* Peter S. Hathaway		Director, Vice President and Chief Accounting Officer of Allied Waste North America, Inc. (Principal Accounting Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Vice President and Treasurer of Allied Waste North America, Inc. (Principal Financial Officer)

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule M hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule M hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

	Signature	Title

* Donald W. Slager		President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden		Director, President and Chief Executive Officer of Allied Waste North America, Inc., Member

* Peter S. Hathaway		Director, Vice President — Chief Accounting Officer of Allied Waste North America, Inc., Member

* Steven M. Helm		Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule N hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule N hereto.

By:	Liberty Waste Services of Illinois, L.L.C.

Managing Member

By:	Liberty Waste Services Limited, L.L.C.

Managing Member of Liberty Waste Services of Illinois,
L.L.C.

By:	American Disposal Services of Illinois, Inc.

Managing Member of Liberty Waste Services
Limited, L.L.C.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

	Signature	Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and Executive Vice President of American Disposal Services of Illinois, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of American Disposal Services of Illinois, Inc.

* James E. Gray		Director of American Disposal Services of Illinois, Inc.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule O hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule O hereto.

By:	Brenham Total Roll-Offs, LP

Member

By:	Allied Waste Landfill Holdings, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and President of Allied Waste Landfill Holdings, Inc. as General Partner

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Allied Waste Landfill Holdings, Inc. as General Partner

* James E. Gray		Director of Allied Waste Landfill Holdings, Inc. as General Partner

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule P hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule P hereto.

By:	Liberty Waste Services Limited, L.L.C.

Managing Member

By:	American Disposal Services of Illinois, Inc.

Managing Member of Liberty Waste Services Limited, L.L.C.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and Executive Vice President of American Disposal Services Illinois, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of American Disposal Services of Illinois, Inc.

* James E. Gray		Director of American Disposal Services of Illinois, Inc.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule Q hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule Q hereto.

By:	American Disposal Services of Illinois, Inc.

Managing Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and Executive Vice President of American Disposal Services Illinois, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of American Disposal Services of Illinois, Inc.

* James E. Gray		Director of American Disposal Services of Illinois, Inc.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule R hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule R hereto.

By:	RABANCO RECYCLING, INC.

GENERAL PARTNER

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	PAPER FIBERS, INC.

GENERAL PARTNER

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and Executive Vice President of Rabanco Recycling, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Rabanco Recycling, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of Rabanco Recycling, Inc.

* Donald W. Slager	Director and Executive Vice President of Paper Fibers, Inc. (Principal Executive Officer)

Signature		Title

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Paper Fibers, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray		Director of Paper Fibers, Inc.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule S hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule S hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		President and Director (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Douglas W. Borro		Director

* Jo Lynn White		Director

* Randy Bodnar		Director

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule T hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule T hereto.

By:	ECDC HOLDINGS, INC.

MEMBER

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and Executive Vice President of ECDC Holdings, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of ECDC Holdings, Inc., Member

* James E. Gray		Director of ECDC Holdings, Inc., Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule U hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule U hereto.

By: Allied Waste Systems, Inc. Member

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and President of Allied Waste Systems, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Allied Waste Systems, Inc., Member

* James E. Gray		Director of Allied Waste Systems, Inc., Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule V hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule V hereto.

By:	Rabanco Recycling, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Rabanco, Ltd.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and Executive Vice President of Rabanco Recycling, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin Inc.	Director and Treasurer of Rabanco Recycling, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of Rabanco Recycling, Inc.

* Donald W. Slager	Director and Executive Vice President of Rabanco, Ltd. (Principal Executive Officer)

Signature		Title

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Rabanco, Ltd. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray		Director of Rabanco, Ltd.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule W hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule W hereto.

By:	United Waste Control Corp.

Managing General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Director and Executive Vice President of United Waste Control Corp. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of United Waste Control Corp. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray		Director of United Waste Control Corp.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule X hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule X hereto.

By:	CCAI, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	SSWI, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Paper Fibres Company

General Partner

By:	Rabanco Recycling, Inc.

General Partner of Paper Fibres Company

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Paper Fibers, Inc.

General Partner of Paper Fibres Company

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and Executive Vice President of Rabanco Recycling, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Rabanco Recycling, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of Rabanco Recycling, Inc.

* Donald W. Slager	Director and Executive Vice President of Paper Fibers, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Paper Fibers, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of Paper Fibers, Inc.

* Donald W. Slager	Director and Executive Vice President of CCAI, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of CCAI, Inc., (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of CCAI, Inc.

* Donald W. Slager	Director and Executive Vice President of SSWI, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of SSWI, Inc. (Principal Financial Officer and Principal Accounting Officer)

Signature		Title

* James E. Gray		Director of SSWI, Inc.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule Y hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule Y hereto.

By:	WJR Environmental, Inc.

Managing General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and Executive Vice President of WJR Environmental, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of WJR Environmental, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of WJR Environmental, Inc.

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule Z hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule Z hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Peter S. Hathaway	Director

* David M. Call	Director

* John Jacobs	Director

* Lara Baugh	Director

* Donald Haufe	Director

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule AA hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule AA hereto.

By:	/s/ CRAIG SEIM

Craig Seim
President

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

/s/ CRAIG SEIM Craig Seim	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

* Paul Rosland	Sole Director

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule BB hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule BB hereto.

By:	/s/ THOMAS P. MARTIN _______________________________________ Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

	Signature	Title

* Donald W. Slager		Director and Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven Forney		Director

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule CC hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor

listed on Schedule CC hereto.

By: /s/ JO LYNN WHITE

Jo Lynn White
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Steven M. Helm	Director and President (Principal Executive Officer)

* Peter S. Hathaway	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden	Director

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule DD hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule DD hereto.

By:	Allied Waste North America, Inc.

General Partner

By: /s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Browning-Ferris Industries of Tennessee, Inc.

General Partner

By: /s/ THOMAS P. MARTIN

Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Thomas H. Van Weelden	Director, President and Chief Executive Officer of Allied Waste North America, Inc. (Principal Executive Officer)

* Peter S. Hathaway	Director, Vice President and Chief Accounting Officer of Allied Waste North America, Inc. (Principal Accounting Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Vice President and Treasurer (Principal Financial Officer) of Allied Waste North America, Inc.

* Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc.

* Donald W. Slager	Director and Executive Vice President of Browning-Ferris Industries of Tennessee, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries of Tennessee, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of Browning-Ferris Industries of Tennessee, Inc.

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule EE hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule EE hereto.

By:	Frontier Waste Services, L.P.

Member

By:	Allied Waste Landfill Holdings, Inc.

General Partner of Frontier Waste Services, L.P.

By: /s/ THOMAS P. MARTIN

Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and President of Allied Waste Landfill Holdings, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Allied Waste Landfill Holdings, Inc.

* James E. Gray		Director of Allied Waste Landfill Holdings, Inc.

* By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule FF hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule FF hereto.

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Donald W. Slager		Director and President of BFI Waste Systems of North America, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of BFI Waste Systems of North America, Inc., Member

* James E. Gray		Director of BFI Waste Systems of North America, Inc., Member

* By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule GG hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule GG hereto.

By:	BFI Waste Systems of North America, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin
Treasurer

By:	Browning-Ferris Industries of Florida, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and President of BFI Waste Systems of North America, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Waste Systems of North America, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray	Director of BFI Waste Systems of North America, Inc.

* Donald W. Slager	Director and Executive Vice President of Browning-Ferris Industries of Florida, Inc. (Principal Executive Officer)

Signature		Title

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Browning-Ferris Industries of Florida, Inc. (Principal Financial Officer and Principal Accounting Officer)

* James E. Gray		Director of Browning-Ferris Industries of Florida, Inc.

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule HH hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule HH hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By:	/s/ PETER S. HATHAWAY

______________________________________ Peter S. Hathaway
Vice President

By:	BFI Energy Systems of Essex County, Inc., Member

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden	Director, President and Chief Executive Officer of Allied Waste North America, Inc., Member and Manager

* Peter S. Hathaway	Director, Vice President — Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

* Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

Signature		Title

* Donald W. Slager		Director and President of BFI Energy Systems of Essex County, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of BFI Energy Systems of Essex County, Inc., Member

* James E. Gray		Director of BFI Energy Systems of Essex County, Inc., Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule II hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule II hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By: /s/ PETER S. HATHAWAY

Peter S. Hathaway
Vice President

By:	BFI Energy Systems of Hempstead, Inc.

Member

By: /s/ THOMAS P. MARTIN

Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden	Director, President and Chief Executive Officer of Allied Waste North America, Inc., Member and Manager

* Peter S. Hathaway	Director, Vice President — Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

* Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

Signature		Title

* Donald W. Slager		Director and President of BFI Energy Systems of Hempstead, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of BFI Energy Systems of Hempstead, Inc., Member

* James E. Gray		Director of BFI Energy Systems of Hempstead, Inc., Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule JJ hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule JJ hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By: /s/ PETER S. HATHAWAY

Peter S. Hathaway
Vice President

By:	BFI Energy Systems of Niagara, Inc.

Member

By: /s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Browning-Ferris Industries of New York, Inc.

Member

By: /s/ THOMAS P. MARTIN

Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature		Title

* Donald W. Slager		Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin		Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden		Director, President and Chief Executive Officer of Allied Waste North America, Inc., Member and Manager

* Peter S. Hathaway		Director, Vice President — Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

* Steven M. Helm		Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

* Donald W. Slager		Director and President of BFI Energy Systems of Niagara, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of BFI Energy Systems of Niagara, Inc., Member

* James E. Gray		Director of BFI Energy Systems of Niagara, Inc., Member

* Donald W. Slager		Director and Executive Vice President of Browning-Ferris Industries of New York, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin		Director and Treasurer of Browning-Ferris Industries of New York, Inc., Member

* James E. Gray		Director of Browning-Ferris Industries of New York, Inc., Member

*By:	/s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule KK hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule KK hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By:	/s/ PETER S. HATHAWAY

______________________________________ Peter S. Hathaway
Vice President

By:	BFI Energy Systems of Southeastern Connecticut, Inc.,

Member

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin
Treasurer

By:	BFI Energy Systems of Southeastern Connecticut, L.P.,

Member

By:	BFI Energy Systems of Southeastern Connecticut, Inc.,

Managing General Partner

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin
Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Thomas H. Van Weelden	Director, President and Chief Executive Officer of Allied Waste North America, Inc., Member and Manager

* Peter S. Hathaway	Director, Vice President — Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

* Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

* Donald W. Slager	Director and President of BFI Energy Systems of Southeastern Connecticut, Inc., Member and Managing General Partner of BFI Energy Systems of Southeastern Connecticut, L.P.

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Southeastern Connecticut, Inc., Member and Managing General Partner of BFI Energy Systems of Southeastern Connecticut, L.P.

* James E. Gray	Director of BFI Energy Systems of Southeastern Connecticut, Inc., Member and Managing General Partner of BFI Energy Systems of Southeastern Connecticut, L.P.

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule LL hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 31, 2002.

On behalf of each Subsidiary Guarantor
listed on Schedule LL hereto.

By:	BFI Energy Systems of Southeastern Connecticut, Inc.,

Managing General Partner

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin
Treasurer

By:	Browning Ferris Industries, Inc., a Massachusetts corporation,

General Partner

By:	/s/ THOMAS P. MARTIN

______________________________________ Thomas P. Martin

Treasurer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 31, 2002.

Signature	Title

* Donald W. Slager	Director and President of BFI Energy Systems of Southeastern Connecticut, Inc., Managing General Partner

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Southeastern Connecticut, Inc., Managing General Partner

* James E. Gray	Director of BFI Energy Systems of Southeastern Connecticut, Inc., Managing General Partner

* Donald W. Slager	Director and Executive Vice President of Browning-Ferris Industries, Inc., a Massachusetts corporation, General Partner

Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries, Inc., a Massachusetts corporation, General Partner

* James E. Gray	Director of Browning-Ferris Industries, Inc., a Massachusetts corporation, General Partner

*By: /s/ THOMAS P. MARTIN Thomas P. Martin	Attorney-in-fact

EXHIBIT INDEX

Number		Description

1	.1*	Forms of Underwriting Agreements (Senior Debt Securities, Senior Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants (Debt and Equity), Trust Preferred Securities and Stock Purchase Contracts).
4.1		Amended Certificate of Incorporation of Allied. Exhibit 3.1 to Allied’s Report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated herein by reference.
4	.1(a)	Amendment to Amended Certificate of Incorporation of Allied dated October 15, 1998. Exhibit 3.4 to the Allied’s Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
4.2		Amended and Restated Bylaws of Allied as of May 13, 1997. Exhibit 3.2 to Allied’s Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.
4	.2(a)	Amendment to the Bylaws of Allied, effective July 30, 1999. Exhibit 3.2 to Allied’s Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference.
4.3		Senior Indenture, dated as of December 23, 1998, by and among Allied NA and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4	.4*	Form of Supplemental Senior Indenture by and among Allied NA, certain guarantors signatory thereto and U.S. Bank National Association, as Trustee.
4	.5*	Form of Senior Notes (included in Exhibit 4.5).
4.6		Collateral Trust Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.4 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.7		Amendment to the Collateral Trust Agreement, dated January 25, 2001, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.5 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4	.8*	Form of Amendment to the Collateral Trust Agreement among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee.
4.9		Shared Collateral Pledge Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.6 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.10		Amendment to the Shared Collateral Pledge Agreement, dated January 25, 2001, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.7 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4	.11*	Form of Amendment to the Shared Collateral Pledge Agreement among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee.
4.12		Shared Collateral Security Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.8 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.13		Amendment to the Shared Collateral Security Agreement, dated January 25, 2001, among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.9 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4	.14*	Form of Amendment to the Shared Collateral Security Agreement among Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Trustee.

Number		Description

4.15		Certificate of Designation for Series A Senior Convertible Preferred Stock. Exhibit 4.1 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4.16		Certificate of Designation for Series B Junior Preferred Stock. Exhibit 4.2 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4	.17*	Form of Certificate of Designation for Preferred Stock.
4.18		Subordinated Indenture, dated July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-91539) is incorporated herein by reference.
4	.19*	Form of Supplemental Subordinated Indenture among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, as Trustee.
4	.20*	Form of Senior Subordinated Notes (included in Exhibit 4.20).
4.21		Rights Agreement, dated as of May 25, 2000, between Allied and American Stock Transfer & Trust Company, as Rights Agent. Exhibit 1 to Allied’s Registration Statement on Form 8-A filed May 31, 2000 is incorporated herein by reference.
4.22		Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999, between Allied and the purchasers of the Series A Senior Convertible Preferred Stock and related parties. Exhibit 10.2 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4.23		Amended and Restated Registration Rights Agreement dated as of July 30, 1999, between Allied and the purchasers of the Series A Senior Convertible Preferred Stock and related parties. Exhibit 10.3 to Allied’s current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
4.24		Specimen Certificate for shares of Common Stock par value $.01 per share. Exhibit 4.2 to Allied’s Registration Statement on Form S-1 (No. 33-48507) is incorporated herein by reference.
4	.25*	Form of Preferred Stock Certificate.
4	.26*	Form of Equity Warrant Agreement.
4	.27*	Form of Equity Warrant (included in Exhibit 4.26).
4	.28*	Form of Debt Warrant Agreement.
4	.29*	Form of Debt Warrant (included in Exhibit 4.28).
4	.30*	Form of Deposit Agreement.
4	.31*	Form of Depositary Receipt for Depositary Shares (included in Exhibit 4.30).
4	.32**	Certificate of Trust of AWNA Trust.
4	.33**	Declaration of Trust of AWNA Trust.
4	.34*	Form of Amended and Restated Declaration of Trust of AWNA Trust.
4	.35*	Form of Trust Preferred Security of AWNA Trust (included in Exhibit 4.34).
4	.36*	Form of Allied Guarantee Agreement relating to Preferred Securities of AWNA Trust.
4	.37*	Form of Purchase Contract.
4	.38*	Form of Purchase Unit.
5	.1+	Opinion of Latham & Watkins as to the legality of the securities being registered by Allied and Allied NA.
5	.2+	Opinion of Dorsey and Whitney LLP as to the legality of the securities being registered by AWNA Trust.

Number		Description

12	.1**	Ratio of earnings to fixed charges for the nine months ended September 30, 2002. Exhibit 12.1 to Allied’s Report on Form 10-K for the fiscal year ended December 31, 2001 is incorporated herein by reference.
23	.1+	Consent of Latham & Watkins (included in Exhibit 5.1).
23	.2+	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2).
23	.3+	Consent of PricewaterhouseCoopers LLP.
24	.1**	Powers of Attorney.
25	.1*	Statements of Eligibility and Qualification of Trustees on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed with previously filed Registration Statement.

+	Filed herewith.